UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2012 (November 19, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 19, 2012, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership, through Memorial Production Operating LLC (“Operating”), its wholly-owned subsidiary, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Rise Energy Partners, LP (“Rise”) to acquire Rise Energy Operating, LLC (“REO”), which owns certain operating interests in producing and non-producing oil and gas properties offshore Southern California for $271 million, which includes $3 million of working capital and other customary adjustments (the “Acquisition”). Operating has the ability to finance this transaction through borrowings under its revolving credit facility and promissory notes payable to Rise.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The transactions contemplated by the Purchase Agreement are expected to close in December 2012.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

A copy of the press release is furnished as Exhibit 99.1.

Relationships

Rise is primarily owned by two Natural Gas Partners funds, which funds are two of the Natural Gas Partners funds that control Memorial Resource Development LLC (“Memorial Resource”), which controls the Partnership’s general partner. Because this is a related party transaction, the conflicts committee of the board of directors of our general partner reviewed the Acquisition and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Acquisition pursuant to our limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the Partnership’s general partner approved the Acquisition.

Memorial Resource owns all of the voting interests in the Company, and affiliates of Memorial Resource own non-voting membership interests in the Company that entitle them collectively to 50% of all cash distributions and common units received by the Company in respect of the Partnership’s incentive distribution rights. Memorial

Resource also owns 7,061,294 common units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an aggregate 56% limited partner interest in the Partnership, based on the number of common units outstanding as of November 16, 2012. The Company owns a 0.1% general partner interest in the Partnership, represented by 22,330 general partner units, and all of the Partnership’s incentive distribution rights, which entitle the Company to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the Company hold similar positions with Memorial Resource, and many of the directors of the Company own economic interests, investments and other economic incentives in affiliates of Memorial Resource. In addition, all of our non-independent directors have indirect economic interests in the Natural Gas Partners funds that primarily own Rise, which interests entitle them to a portion of the profits generated by those funds in excess of certain return thresholds.

Item 7.01. Regulation FD Disclosure.

On November 19, 2012, the Partnership issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of November 19, 2012, by and among Memorial Production Operating LLC and Rise Energy Partners, LP

99.1	Press release dated November 19, 2012

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: November 20, 2012	By:	/s/ Kyle N. Roane

Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of November 19, 2012, by and among Memorial Production Operating LLC and Rise Energy Partners, LP

99.1	Press release dated November 19, 2012

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.